EXHIBIT 10.1
                                     Revised 04/19/95
                      EG&G, INC.
        Supplemental Executive Retirement Plan


SECTION I

Plan Objectives

1.1 The objectives of the Supplemental Executive Retirement Plan (the "Plan") are as follows: to increase the overall effectiveness of the Company's executive compensation program to attract, retain, and motivate qualified senior executives;

1.2  to provide retirement benefits more closely related to Total
     Compensation; and

1.3  to soften the financial impact of early retirement for Participants.


SECTION II

Definitions

When used herein, the following terms shall have the meaning indicated below:

2.1 Actuarial Equivalence means a benefit of equivalent value to the benefit which otherwise would have been provided determined on the basis of the 1971 Group Annuity Mortality Table with no loading, and projected by Scale E, with a one-year age setback for the Participant and a five-year age setback for any Beneficiary, and on the basis of an interest rate of 7 percent.

2.2  Average Total Compensation means the average annual Total
     Compensation of a Participant for the highest five successive years of Credited Service for which the Participant is directly compensated by the Company out of the last ten years of such Credited Service prior to age 65 or earlier termination of employment.

2.3 Basic Plan means the EG&G, Inc. Employees' Retirement Plan and any other Company retirement plan under which a Participant is entitled to receive benefits.

2.4 Basic Plan Benefit means the annual benefit payable under the Basic Plan in the form of a straight-life annuity at the time of retirement or at age 65, whichever benefit is greater.

2.5 Committee means the Senior Executive Compensation and Governance Committee of the EG&G, Inc. Board of Directors.

2.6 Company means EG&G, Inc. and any subsidiary of which EG&G, Inc. controls 50 percent or more of the voting stock.

2.7  Credited Service shall be determined in accordance with the following:

     (a) A Participant shall accrue a full year of Credited Service for each year in which he has at least 2,080 Hours of Service. In any year in which a Participant has less than 2,080 Hours of Service, the Participant shall be deemed to complete 1/12 of a Year of Credited Service for each 173-1/3 Hours of Service completed during such year.

     (b) Service with a company other than the Company may, at the discretion of the Committee, be deemed to be Credited Service.

     (c) In the event a Participant who has completed ten or more Years of Service becomes a Disabled Participant, the period of disability up to age 65 shall be counted as Credited Service regardless of whether the Participant remains in the employ of the Company.

     (d) A Participant shall in no event be deemed to accrue more than one full year of Credited Service with respect to any year.

     (e) If the Participant was an Employee of the Company, terminated his Employment and is rehired, the following rules shall apply in determining his years of Credited Service:

          (i) In the case of a Participant who had ten or more Years of Service, his Years of Credited Service accrued during his prior period of Employment shall be reinstated as of the date of his re-employment.

          (ii) In the case of a Participant whose Employment terminated before completing ten Years of Service, his Years of Credited Service accrued during his prior period of Employment shall be reinstated unless the "Break-in-Service" exceeds the greater of: (a) five years, or (b) the number of prior Years of Service.

2.8 Disabled Participant means a Participant who incurs a physical or mental condition which, as determined by the Federal Social Security Administration, renders the Participant eligible to receive disability benefits under Title 11 of the Federal Social Security Act, as amended from time to time.

2.9  Effective Date means January 1, 1978.

2.10 Eligible Spouse means a person who was legally married to the Participant on the date of retirement or, if not retired, the date of death.

2.11 Employee means any person employed by the Company or a successor in a merger or other reorganization.

2.12 Employment means service in the employ of the Company, or a successor in a merger or other reorganization.

2.13 Executive Officer means an officer of EG&G, Inc. at or above the Vice Presidential level, the General Counsel, the Treasurer, the Corporate Controller, Assistant Treasurer, and Assistant Clerk.

2.14 Participant means either an Executive Officer of EG&G, Inc. or any other employee of the Company who is so designated by the Committee.

2.15 Plan Benefit means the annual benefit payable in accordance with this Plan.

2.16 Social Security Benefit means the estimated annual Primary Old Age Insurance Amount which the Participant would be entitled to receive at retirement under the Federal Social Security Act; provided, however, that the Social Security, Benefit for a Participant who dies or retires prior to age 65 shall be calculated on such date as if:

     (a) the Participant will not receive any future wages which would be treated as wages for purposes of the Federal Social Security Act; and

     (b) the Participant had elected to begin receiving Social Security as of the earliest age then allowable to the Participant under said Act.

2.17 Social Security Tax Base means the 35 year average of maximum wages upon which Social Security taxes were based during each of the calendar years ending with the calendar year in which the Employee reaches his Normal Retirement Date, assuming no change in the Social Security maximum taxable wage after the Employee's termination of Employment. In order to determine the Social Security Tax Base for an Employee who works beyond his Normal Retirement Date, it will be assumed that the Employee's Normal Retirement Date occurs in the year of termination.

2.18 Surviving Spouse Option means that the Participant's Plan Benefit will be paid in the form of a 50 percent joint and Survivor option which is the Actuarial Equivalent of the Participant's Plan Benefit had it been paid in the form of a Lifetime Income Option.

2.19 Total Compensation means the total cash compensation in the form of base salary and incentive awards paid under the EG&G, Inc.
     Management Incentive Program (Incentive Award) paid to a Participant by the Company. For purposes of this Plan, an Incentive Award shall be allocated to the period of employment for which such Incentive Award was earned rather than to the period during which such Incentive Award was paid.

2.20 Years of Service shall be determined in accordance with the following:

     (a) A Participant shall accrue a Year of Service for each year in which he has 1,000 or more Hours of Service with the Company.
          Any Year in which the Participant has less than 1,000 but more than 500 Hours of Service shall not constitute a Break-in-Service but will not be considered as a Year of Service. If in any Year, the Participant has less than 500 Hours of Service, he shall incur a Break-in-Service.

     (b) A Participant shall be considered as accruing Hours of Service in accordance with his normal work week for each week:

          (i) while on an authorized leave of absence, if at or before the end of such leave, the Participant returns to service, provided however, that a Participant on a leave who fails to return to service at or before the end of such leave, will be considered to have terminated his Employment as of the last day of service with the Company. If, however, such failure to return was due to death, disability, or retirement on his early or normal retirement date, the Participant's date of termination will be the date on which one of the above occurs.

          (ii) during the one-year period following the date on which a Participant is laid off due to a reduction in work force provided the Participant returns to service within the one-year period following his date of termination. If the Participant does not return to service within said one-year period, whether because he was not recalled or was recalled but did not return to service, the Participant shall be considered to have terminated his service as of the last day of service.

     If a Participant terminates his Employment and is rehired, the following rules shall apply in determining his Years of Service:

     (a) In the case of a Participant who had five or more Years of Service, his Years of Service accrued during his prior period of Employment shall be reinstated as of the date of his re-employment.

     (b) In the case of a Participant whose Employment terminated before completing five Years of Service, his Years of Service accrued during his prior period of Employment shall be reinstated unless the "Break-in-Service" exceeds five years.

     In no event shall a Participant be deemed to have more than one Year of Service with respect to any Year.

SECTION III

Plan Benefits

3.1 Plan Benefit - Subject to Section IV below, a Participant who has attained age 55 and completed five Years of Service (including at least five Years of Service after the Effective Date of this Plan) upon retirement shall be entitled to receive an annual Plan Benefit equal to (a) less (b) plus (c) calculated as follows:

     (a) .85 percent of Average Total Compensation for each Year of Credited Service, plus .75 percent of Average Total
          Compensation in excess of Social Security Tax Base;

     Less

     (b)  100 percent of the Participant's Basic Plan Benefit;

     Plus

     (c) The reduction, if any, to the early retirement benefit payable from the Basic Plan due to the limitations as set forth in Section 415(b) of the Internal Revenue Code of 1986.

The benefit payable under the Plan, however, shall in no event be less than (c) above. Years of Service after age 65 shall not be counted in determining the Plan Benefit in 3.1(a) above, nor shall any actuarial adjustment be made as the result of, either retirement before or after age 65.

3.2 Pre-Retirement Death Benefit - If a Participant who has attained age 55 and completed five Years of Service dies prior to retirement, the Participant's Eligible Spouse, if any, shall be entitled to receive an annual Plan Benefit determined as if the Participant had retired and elected a 50 percent Actuarial Equivalent Surviving Spouse Option on the day before the Participant died. If a participant dies prior to attaining age 55, but after the completion of five years of service, the participant's benefit will be calculated on the date of the participant's death; and the participant's eligible spouse, if any, shall be entitled to receive an annual Plan Benefit in the form of 50 percent Actuarial Equivalent Surviving Spouse Option commencing on the day the participant would have attained age 55, if still living.

3.3  Form of Payment -  The form of payment shall be:

     (a) In the form of a lifetime income for any Participant who does not have an Eligible Spouse.

     (b) In the form of a 50 percent Surviving Spouse option for any Participant who does have an Eligible Spouse.

     Benefit payments will commence on the first of the month following the month in which the Participant retires, but not later than April 1 of the calendar year following the Participant attaining age 70 1/2.

3.4 Except as provided in Sections 4.1 and 4.2, the Company shall promptly pay all Participants or Eligible Spouses the benefits due them under the plan without any right to offset or to delay any benefits pending the outcome of any arbitration, lawsuit or other dispute with any such Participant.


SECTION IV

Miscellaneous

4.1 Forfeiture of Benefits - No benefits shall be paid under this Plan if a Participant, without the prior consent of the Committee, enters into or in any manner takes part as an employee, agent, officer, director, owner, or otherwise, in any business or entity which in the opinion of the Committee is in competition with or is in the same field as the business of the Company. After age 65, a Participant may join a business in the same field as, but not in competition with the Company. The foregoing shall not apply to ownership of less than 5 percent of the stock of a publicly-held corporation whose stock is publicly-traded on an exchange or in the over-the-counter market.

4.2 Provisions for Benefits - The Plan is unfunded. Benefits are paid from the operating revenues of the Company. Notwithstanding the foregoing, EG&G, Inc., in its sole discretion, may create one or more trusts to hold assets of the Plan and to provide for the payment of benefits. EG&G, Inc. shall be the owner of each trust and the trust corpus shall be subject to the claims of general creditors in the event of the bankruptcy or insolvency of EG&G, Inc. The trusts shall contain such other terms and conditions as EG&G, Inc. may deem necessary or advisable to ensure that benefits are not includable, by reason of the trusts, in the income of trust beneficiaries prior to actual distribution and that the existence of the trusts do not cause the Plan to be considered "funded" for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

4.3 Government Regulations - It is intended that the Plan will comply with all applicable laws and governmental regulations. The Company shall not be obligated to perform an obligation hereunder, or make any benefit payments, in any case where, in the opinion of the Company's General Counsel, such performance would result in violation of any law or regulation.

4.4 Nonassignment - The right to compensation after termination hereunder shall not be assignable, and neither the Participant, nor an Eligible Spouse, nor any designated beneficiary shall be entitled to have such payments commuted or made otherwise than in accordance with the provisions of this Plan.

4.5 Arbitration - Any controversy relating to this Plan shall be settled by arbitration in the City o f Boston, Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association, and judgment upon the award ma be entered in any court having jurisdiction, and the Company and the Participant agree to be bound by the arbitration decision on any such controversy. Unless otherwise agreed by the parties hereto, arbitration will be by three arbitrators. The cost of any such arbitration shall be borne equally by the Company and the Participant. Each party shall be responsible for its own legal expenses.

4.6 Amendment or Discontinuance - The Board of Directors of EG&G, Inc. may amend or terminate the Plan at any time. Such amendment or termination shall not reduce, eliminate, or accelerate the benefit entitlements in course of payment to retired Participants, joint annuitants, or surviving spouses, or the accrued Plan Benefit of all Participants.

4.7 Additional Retirement Security - In the event that a person other than EG&G, Inc. acquires or makes a tender offer for 15 percent or more of the outstanding shares of the Company's capital stock, the provisions of this Section 4.7 shall automatically become effective immediately and this Plan shall be amended by the addition of subsections (a), (b), (c) and (d) below unless the Board of Directors of EG&G, Inc. votes otherwise within twenty days of such event:

     (a) The requirement contained in section 3.1 that, in order to retire and receive an annual Plan Benefit, a Participant must have attained age 55 and completed at least five years of Service after the Effective Date of this Plan, shall be eliminated. Benefit payments will not commence until the Participant has retired.

     (b) All Participants in the Plan who retired prior to the happening of such event shall have an irrevocable, vested right, except in the event of insolvency or bankruptcy as defined in Section 7.1 of the EG&G, Inc. Non-Qualified Benefit Trust Agreement, to continue to receive an annual Plan Benefit at the level determined in accordance with Section III without discontinuance or reduction, but in no event will this right be enforceable against the trust.

     (c) All Participants in this Plan who retire after the happening of such event shall have an irrevocable, vested right except in the event of insolvency or bankruptcy as defined in Section 7.1 of the EG&G, Inc. Non-Qualified Benefit Trust Agreement, to the maximum annual Plan Benefit determined in accordance with section 3.1 hereof, without reduction, forfeiture or discontinuance, but in no event will this right be enforceable against the trust.

     (d) No new Participant(s) shall be added to this Plan after the happening of such event.

     For the purposes of this section, the word "person" shall mean a person as defined in section 3 (13)(9) of the Securities Exchange Act of 1934.


 SECTION V

Administration


5.1 The Plan shall be administered by the Committee. If any member of the Committee shall be receiving benefits under the Plan, or is eligible to participate in the plan, such member may not participate in any decisions of the Committee relating to the Plan.

5.2 The Committee may employ counsel, agents, and such clerical, accounting and actuarial services as they might require in carrying out the provisions of the Plan.

5.3 The Committee may from time to time establish rules and procedures for the administration of the Plan. Such rules, procedures and decisions so made shall be conclusive and binding on all persons having an interest in the Plan. The Committee shall make all determinations as to the right of any person to a benefit under this Plan. Any denial by the Committee of a claim for benefits filed by a Participant or a Beneficiary, shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary. The Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied, for a review of the decision denying the claim.

5.4 In the event a Participant who is entitled to receive benefits under this Plan becomes incapacitated in any way so as to be unable to manage his financial affairs, payments becoming due to such person may be made to another for his benefit as directed by a court of competent jurisdiction. Payments made pursuant to such power shall be a complete discharge of any liability for making such payment under the provision of the Plan.

5.5 The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

     (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefit hereunder.

     (b) To prescribe rules, procedures and forms to be followed regarding the administration of the Plan.

     (c) To select a trust or trusts to hold assets or administer benefits under the Plan.

     (d) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of any Trust or Trusts holding assets of the Plan, and a copy of this Plan including any amendments thereto.

5.6 The Administrative Committee and the individual members thereof shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.
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